Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Appoints Terence Reilly as EVP and President for the HEYDUDE Brand
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BROOMFIELD, COLORADO — April 16, 2024 — Crocs, Inc. (NASDAQ: CROX), a global leader in innovative casual footwear for all, today announced the appointment of Terence Reilly as incoming Executive Vice President and President for the HEYDUDE Brand. Mr. Reilly, 56, most recently served as the President of the Stanley Brand where he reshaped the century-old insulated drinkware brand into a must-have brand of current culture. Prior to his time at Stanley, Mr. Reilly served as the Chief Marketing Officer at Crocs, Inc., in addition to holding various other marketing leadership roles. Mr. Reilly succeeds Rick Blackshaw, who is leaving the Company effective immediately. Mr. Reilly will join the executive leadership team on April 29 and will report directly to Andrew Rees, Chief Executive Officer.

“We are thrilled to be welcoming back Terence to the Crocs, Inc. family,” said Andrew Rees, Chief Executive Officer. “Terence has had tremendous success in creating and executing brand-building playbooks at both Stanley and Crocs by leveraging iconic product, scaling awareness, driving brand relevance and ultimately building communities. Having previously worked alongside him, I am confident he is the right person to lead the HEYDUDE Brand into its next phase of growth.”

“I am looking forward to joining the HEYDUDE Brand as President,” Terence Reilly commented. “I see significant opportunity to further drive awareness, desirability, and relevance to the HEYDUDE Brand and will work together with the team to build a durable, profitable growth brand over time.”

Andrew Rees continued, “On behalf of the Board of Directors and our leadership team, we thank Rick for the passion and commitment he has shown during his time with the Company. Over the last two years, Rick was instrumental in building and professionalizing the HEYDUDE team and scaling the brand domestically. We wish him well in his future endeavors.”

The Company expects to report its fiscal first quarter on Tuesday, May 7, 2024 before the market opens. A separate press release has been issued this morning with more details.

Terence Reilly has more than 25 years of global marketing and operational experience and has had a decorated career. Since 2020, he has held the top spot at Stanley where he created and led the strategy that propelled the brand’s resurgence into a must-have icon. Prior to Stanley, Mr. Reilly served in marketing leadership at Crocs, Inc. from 2013 to 2020 culminating in the Senior Vice President and Chief Marketing Officer role. Prior to 2013, he held various senior level marketing and leadership positions. Mr. Reilly received his Bachelor’s degree in Communication from Rider University.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These include statements regarding future outlook and contributions of new executives. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

Category: Investors
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